UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2026

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Venture, Suite 220, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 808-8888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement, Convertible Note and Registration Rights Agreement

On March 31, 2026, Mobix Labs, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Leviston Resources, LLC, a Delaware limited liability company (“Leviston”). Pursuant to the Securities Purchase Agreement, Leviston purchased from the Company a senior secured convertible promissory note in the original principal amount of $3,000,000 (the “Convertible Note”) for a purchase price of $2,550,000.

The Convertible Note includes customary affirmative and negative covenants, and bears interest at an annual rate of 10%, accruing from the original issue date of March 31, 2026. The Convertible Note matures on July 31, 2026, at which time the outstanding principal and accrued interest are due and payable in cash, unless earlier converted in accordance with its terms. Following an Event of Default (as defined in the Convertible Note), all amounts owing by the Company to Leviston shall be increased to an amount equal to 125% of the then outstanding obligations. At any time prior to maturity, Leviston may convert all or a portion of the outstanding principal and accrued interest into shares of Company Class A Common Stock (the “Common Stock”) in the manner set forth in the Convertible Note. Subject to adjustment as set forth in the Convertible Note, the conversion price is the lesser of (A) the closing price on March 31, 2026 and (B) 85% of the lowest 8-day VWAP of the Common Stock immediately prior to and including the date of the conversion notice.

Pursuant to a registration rights agreement (the “Registration Rights Agreement”) entered into on March 31, 2026 between the Company and Leviston, the Company will use reasonable efforts to prepare and file no later than 14 days following March 31, 2026 and cause to be declared effective pursuant to the Securities Act of 1933, as amended (the “Securities Act”), no later than 30 days following March 31, 2026, a Registration Statement to provide for resales of the shares of Common Stock issuable upon conversion of the Convertible Note.

The issuance of the Convertible Note was, and the issuance of the Common Stock underlying the Convertible Note will be, effected in reliance upon exemptions from registration under the Securities Act, including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

The foregoing description of the Securities Purchase Agreement, Convertible Note and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the form of Convertible Note and the Registration Rights Agreement, copies of which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President and Chief Financial Officer

Date: April 3, 2026